                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT


                                                                                             Settlement Date              5/31/00
                                                                                             Determination Date           6/12/00
                                                                                             Distribution Date            6/15/00


I.      All Payments on the Contracts                                                                                4,044,639.44
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                             96,670.67
III.    Repurchased Contracts                                                                                                0.00
IV.     Investment Earnings on Collection Account                                                                            0.00
V.      Servicer Monthly Advances                                                                                       72,670.74
VI.     Distribution from the Reserve Account                                                                                0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                              8,215.61
VIII.   Transfers to the Pay-Ahead Account                                                                              (8,703.74)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                             0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                           -355.57

Total available amount in Collection Account                                                                        $4,213,137.15
                                                                                                                 =================


DISTRIBUTION AMOUNTS                                                         Cost per $1000
--------------------------------                                             ----------------

1.   (a)  Class A-1 Note Interest Distribution                                                              0.00
     (b)  Class A-1 Note Principal Distribution                                                             0.00
          Aggregate Class A-1 Note Distribution                                0.00000000                                    0.00

2.   (a)  Class A-2 Note Interest Distribution                                                              0.00
     (b)  Class A-2 Note Principal Distribution                                                             0.00
          Aggregate Class A-2 Note Distribution                                0.00000000                                    0.00

3.   (a)  Class A-3 Note Interest Distribution                                                              0.00
     (b)  Class A-3 Note Principal Distribution                                                             0.00
          Aggregate Class A-3 Note Distribution                                0.00000000                                    0.00

4.   (a)  Class A-4 Note Interest Distribution                                                        105,418.95
     (b)  Class A-4 Note Principal Distribution                                                     3,334,434.73
          Aggregate Class A-4 Note Distribution                               92.22127828                            3,439,853.68

5.   (a)  Class A-5 Note Interest Distribution                                                        156,755.00
     (b)  Class A-5 Note Principal Distribution                                                             0.00
          Aggregate Class A-5 Note Distribution                                5.35000000                              156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                        128,375.00
     (b)  Class A-6 Note Principal Distribution                                                             0.00
          Aggregate Class A-6 Note Distribution                                5.41666667                              128,375.00

7.   (a)  Class B Note Interest Distribution                                                           59,285.00
     (b)  Class B Note Principal Distribution                                                               0.00
          Aggregate Class B Note Distribution                                  5.56666667                               59,285.00

8.   (a)  Class C Note Interest Distribution                                                           98,822.83
     (b)  Class C Note Principal Distribution                                                               0.00
          Aggregate Class C Note Distribution                                  5.70833312                               98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                                42,167.70
     (b)  Reimbursement of prior Monthly Advances                                                      82,934.01
           Total Servicer Payment                                                                                      125,101.71

10.  Deposits to the Reserve Account                                                                                   204,943.93

Total Distribution Amount from Collection Account                                                                   $4,213,137.15
                                                                                                                 =================

Reserve Account distributions to Sellers

     (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                  103,701.63


      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                      101,242.30
      (c)  Distribution from the Reserve Account to the Sellers (Chase USA)                             9,671.48
      (d)  Distribution from the Reserve Account to the Sellers (Chase Manhattan Bank)                  9,442.11
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                     224,057.52
                                                                                                                 =================

Payahead Account distributions to Sellers

--------------------------------
      (a)  Distribution from the Payahead Account to the Sellers (Chase USA)                           179.91842
      (b)  Distribution from the Payahead Account to the Sellers (Chase Manhattan Bank)                175.65158
                        Total Amounts to Sellers (Chase USA & Chase Manhattan Bank)                                        355.57

INTEREST

1.   Current Interest Requirement
      (a) Class A-1 Notes    @           5.845%                                                             0.00
      (b) Class A-2 Notes    @           0.06028                                                            0.00
      (c) Class A-3 Notes    @           6.140%                                                             0.00
      (d) Class A-4 Notes    @           6.250%                                                        105418.95
      (e) Class A-5 Notes    @           6.420%                                                       156,755.00
      (f) Class A-6 Notes    @           6.500%                                                           128375
               Aggregate Interest on Class A Notes                                                                      390548.95

      (g) Class B Notes @                0.0668                                                                             59285

      (h) Class C Notes @                0.0685                                                                          98822.83


2.   Remaining Interest Shortfall
      (a) Class A-1 Notes                                                                                   0.00
      (b) Class A-2 Notes                                                                                   0.00
      (c) Class A-3 Notes                                                                                   0.00
      (d) Class A-4 Notes                                                                                   0.00
      (e) Class A-5 Notes                                                                                   0.00
      (f) Class A-6 Notes                                                                                      0

      (g) Class B Notes                                                                                     0.00
                                                                             ----------------
      (h) Class C Notes                                                                                     0.00


3.   Total Distribution of Interest                                          Cost per $1000
      (a) Class A-1 Notes                                                      0.00000000                   0.00
      (b) Class A-2 Notes                                                               0                   0.00
      (c) Class A-3 Notes                                                      0.00000000                   0.00
      (d) Class A-4 Notes                                                      2.82624531              105418.95
      (e) Class A-5 Notes                                                      5.35000000             156,755.00
      (f) Class A-6 Notes                                                      5.41666667                 128375
               Total Aggregate Interest on Class A Notes                                                                390548.95

      (g) Class B Notes                                                        5.566666667                              59,285.00

--------------------------------
      (h) Class C Notes                                                              5.71                                98822.83

                                                                         ----------------


PRINCIPAL

                                                                             No. of Contracts

1.   Amount of Stated Principal Collected                                                             1259724.43
2.   Amount of Principal Prepayment Collected                                      152.00              1999733.3
3.   Amount of Liquidated Contract                                                      3           74977
                                                                                                    -----
4.   Amount of Repurchased Contract                                                     0         0.0000000

       Total Formula Principal Distribution Amount                                                                   3,334,434.73

5.   Principal Balance before giving effect to Principal Distribution                            Pool Factor
      (a) Class A-1 Notes                                                                         0.0000000                  0.00
      (b) Class A-2 Notes                                                                         0.0000000                  0.00
      (c) Class A-3 Notes                                                                         0.0000000                  0.00
      (d) Class A-4 Notes                                                                         0.5426391         20,240,438.95
      (e) Class A-5 Notes                                                                         1.0000000         29,300,000.00
      (f) Class A-6 Notes                                                                                      1         23700000

      (g) Class B Notes                                                                                        1    10,650,000.00


      (h) Class C Notes                                                                                        1    17,312,029.25


6.   Remaining Principal Shortfall
      (a) Class A-1 Notes                                                                                                    0.00
      (b) Class A-2 Notes                                                                                                    0.00
      (c) Class A-3 Notes                                                                                                    0.00
      (d) Class A-4 Notes                                                                                                    0.00
      (e) Class A-5 Notes                                                                                                    0.00
      (f) Class A-6 Notes                                                                                                       0

      (g) Class B Notes                                                                                                      0.00
                                                                             ----------------

      (h) Class C Notes                                                                                                      0.00


7.   Principal Distribution                                                  Cost per $1000
      (a) Class A-1 Notes                                                      0.00000000                                    0.00
      (b) Class A-2 Notes                                                      0.00000000                                    0.00
      (c) Class A-3 Notes                                                      0.00000000                                    0.00
      (d) Class A-4 Notes                                                      89.39503298                           3,334,434.73
      (e) Class A-5 Notes                                                      0.00000000                                    0.00
      (f) Class A-6 Notes                                                                  0                                    0

      (g) Class B Notes                                                                    0                                 0.00

      (h) Class C Notes                                                                    0                                 0.00


8.   Principal Balance after giving effect to Principal Distribution                             Pool Factor
      (a) Class A-1 Notes                                                                         0.0000000                  0.00
      (b) Class A-2 Notes                                                                         0.0000000                  0.00
      (c) Class A-3 Notes                                                                         0.0000000                  0.00
      (d) Class A-4 Notes                                                                         0.4532441         16,906,004.22
      (e) Class A-5 Notes                                                                         1.0000000         29,300,000.00
      (f) Class A-6 Notes                                                                                      1         23700000

      (g) Class B Notes                                                                           1.0000000         10,650,000.00

--------------------------------
      (h) Class C Notes                                                                               1               17312029.25



POOL  DATA

                                                                                             Aggregate
                                                                             No. of Contracts  Principal Balance

1.   Pool Stated Principal Balance as of       36677                            3,696              97,868,033.47

2.   Delinquency Information                                                                                       % Delinquent

              (a) 31-59 Days                                                       64               1,348,748.08      0.013781293
              (b) 60-89 Days                                                       14                   92477.72      0.000944923
              (c) 90-119 Days                                                       5                  86,208.96      0.000880869
              (d) 120 Days +                                                        0                       0.00                0

3.   Contracts Repossessed during the Due Period                                    0                       0.00

                                                                                             --------------------
4.   Current Repossession Inventory                                                 1             80,314.41

5.   Aggregate Net Losses for the preceding Collection Period
      (a)  Aggregate Principal Balance of Liquidated Receivables                    3             74,977.00
      (b)  Net Liquidation Proceeds on any Liquidated Receivables                                 96,670.67
      Total Aggregate Net Losses for the preceding Collection Period                                                    -21693.67

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                       447661.4

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                   395                          4356831.860

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                      0.093079015

--------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                         118.2486278



TRIGGER ANALYSIS



1.    (a)  Average 60+ Delinquency Percentage                      0.739%
      (b)  Delinquency Percentage Trigger in effect ?                               NO

2.    (a)  Average Net Loss Ratio                                 0.000794701
      (b)  Net Loss Ratio Trigger in effect ?                                       NO
      (c)  Net Loss Ratio (using ending Pool Balance)                0.001313869

3.    (a)  Servicer Replacement Percentage                          -0.000158381
------------------------------------------
      (b)  Servicer Replacement Trigger in effect ?                                 NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                             42,167.70

2.   Servicer Advances                                                                                                   72670.74

3.    (a)  Opening Balance of the Reserve Account                                                                      5317113.58
      (b)  Deposits to the Reserve Account                                                             204943.93
      (c)  Investment Earnings in the Reserve Account                                                    27240.6
      (d)  Distribution from the Reserve Account                                                      -224057.52
      (e)  Ending Balance of the Reserve Account                                                                       5325240.59

4.   Specified Reserve Account Balance                                                                                 5325240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                      71895.47